EXHIBIT 23.2


                                                         October 25, 2003



          CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

As an Independent Chartered Accountant, I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Magnum d'Or Resources Inc. of my Audit Report dated December 18, 2002 included in the Form 10-KSB annual report of Digital World Cup. Inc. and to all references to my Firm included in this registration statement.


Yours Truly,

                    ______________/S/___________________
                    MacCallum Horn Chartered Accountants


October 25, 2003